Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated October 11, 2021, with respect to the consolidated financial statements of S-Evergreen Holding LLC included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Boise, Idaho

December 22, 2021

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated October 11, 2021, with respect to the consolidated financial statements of S-Evergreen Holding Corp. included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Boise, Idaho

December 22, 2021